ESCROW AGREEMENT

Pursuant to Reg.ss.230.419 of the Securities Act of 1933
Offerings by Blank Check Companies

Deposit and Investment of Proceeds.

(i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to (vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

(ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

(iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

(iv) Deposited proceeds shall be invested in one of the following:

     (A)  an obligation that constitutes a "deposit," as that term is defined in section 3(l) of the Federal Deposit Insurance Act [12 U.S.C. 1813(l)
          (1991)];

     (B) securities of any open-end investment company registered under the Investment Company Act of 1940 [15 U.S.C. 80a-1 et. seq.] that holds itself out as a money market fund meeting the conditions of paragraphs
          (c)(2), (c)(3), and (c)(4) of Rule 2a-7 [17 CFR 270.2a- 7] under the
          Investment Company Act; or

     (C) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

(v) Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

(vi) The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

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Conditions for Release of Deposited Securities and Funds.

Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

(i) the escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and (e)(2) of this section have been met; and

(ii) consummation of an acquisition(s) meeting the requirements of paragraph
(e)(2)(iii) of this section.

                                        By: /s/ Richard I. Anslow
                                        ----------------------------------
                                                 RICHARD I. ANSLOW